SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the registrant             / X /

Filed by a party other than the registrant     /   /

Check the appropriate box:

/   /  Preliminary proxy statement

/ X /  Definitive proxy statement

/ X /  Definitive additional materials

/   /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

OPPENHEIMER CALIFORNIA TAX-EXEMPT FUND
------------------------------------------------------------
(Name of Registrant as Specified in Its Charter)

OPPENHEIMER CALIFORNIA TAX-EXEMPT FUND
------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/ X /  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or
       14a-6(j)(2).

/   /  $500 per each party to the controversy pursuant to Exchange
       Act Rule 14a-6(i)(3).

/   /  Fee Computed on table below per Exchange Act Rules 14a
       -6(i)(4) and 0-11.

(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 1

--------------------
1 - Set forth the amount on which the filing fee is calculated and state how it was determined.




(4)   Proposed maximum aggregate value of transaction:

/   /  Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:

(2)   Form, schedule or registration statement no.:

(3)   Filing Party:

(4)   Date Filed:



                                          July 1995



Dear Oppenheimer California Tax-Exempt Fund Class B Shareholder:

      We have scheduled a shareholder meeting in September for you to decide upon an important proposal for the Fund. A ballot card and a proxy statement outlining the proposal are enclosed with this letter.

      Your vote is very important because this decision will affect your investment. So we urge you to consider this issue carefully and to make your vote count.

What is the issue?

      After consideration, the Board of Trustees, which represents your interests in the day-to-day management of the Fund, recommends approval of the following:

- New 12b-1 Plan for Class B Shares. Currently, the Fund's distributor is reimbursed for a portion of its expenses by demonstrating actual distribution costs. Your approval is requested to change the way the distributor is paid so that it is compensated with a flat fee (as a percentage of net assets) for its distribution efforts at the same rate as the current plan. This is a common type of 12b-1 plan in the mutual fund industry. Any distribution costs in excess of that rate will be the responsibility of the distributor.

How do you vote?

      To vote, simply complete the ballot by marking your choices and return it in the postage-paid envelope provided. Remember, it can be expensive for the Fund -- and ultimately for you as a shareholder -- to remail ballots if not enough responses are received to conduct the meeting.

      Please contact your financial adviser or call us at 1-800-525-7048 if you have any questions.

      As always, we appreciate your confidence in OppenheimerFunds and thank you for allowing us to manage a portion of your investment assets.

                                          Sincerely,

                                          (JSF signature)


Oppenheimer California Tax-         Proxy for Shareholders Meeting to
Exempt Fund - Class B Shares        be held September 12, 1995

Your shareholder                    Your prompt response can save your
vote is important!                  Fund the expense of another mailing.

                                    Please mark your proxy on the reverse side, date and sign it, and return it promptly in the accompanying envelope, which requires no postage if mailed in the United States.

                                    Please detach at perforation before mailing.

Oppenheimer California Tax-Exempt Fund - Class B Shares
Proxy For Shareholders Meeting to be held September 12, 1995

     The undersigned shareholder of Oppenheimer California Tax-Exempt Fund (the "Fund"), does hereby appoint Robert Bishop, George C. Bowen, Andrew
J. Donohue and Scott Farrar, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to attend the Meeting of Shareholders of the Fund to be held September 12, 1995, at 3410 South Galena Street, Denver, Colorado 80231 at 10:00 A.M., Denver time, and at all adjournments thereof, and to vote the shares held in the name of the undersigned on the record date for said meeting for the proposal described on the reverse side. Said attorneys-in-fact shall vote in accordance with their best judgment as to any other matter.

Proxy solicited on behalf of the Board Of Trustees, which recommends a vote FOR the proposal on the reverse side. The shares represented hereby will be voted as indicated on the reverse side or FOR if no choice is indicated.
(over)
791


Oppenheimer California Tax-         Proxy for Shareholders Meeting to
Exempt Fund - Class B Shares        be held September 12, 1995

Your shareholder                    Your prompt response can save your
vote is important!                  Fund money.

                                    Please vote, sign and mail your proxy ballot
                                    (this card) in the enclosed postage-paid envelope today, no matter how many shares you own. A majority of the Fund's shares must be represented in person or by proxy. Please vote your proxy so your Fund can avoid the expense of another mailing.

                                    Please detach at perforation before
                                    mailing.
(OVER)
      The Proposal:

      Approval of proposed Class B 12b-1 Distribution and Service Plan and Agreement

          For ____             Against ____            Abstain ____

NOTE: Please sign exactly as your name(s) appear hereon. When signing as custodian, attorney, executor, administrator, trustee, etc., please give your full title as such. All joint owners should sign this proxy. If the account is registered in the name of a corporation, partnership or other entity, a duly authorized individual must sign on its behalf and give his or her title.

                               Dated: _______________________, 1995
                                         (Month)      (Day)

                               ____________________________
                                    Signature(s)

                              ____________________________
                                    Signature(s)

                             Please read both sides of this ballot.
791



OPPENHEIMER CALIFORNIA TAX-EXEMPT FUND

Two World Trade Center, New York, New York 10048-0203

Notice Of Meeting Of Shareholders To Be Held

September 12, 1995

To The Class B Shareholders of
Oppenheimer California Tax-Exempt Fund:

Notice is hereby given that a meeting of the Class B shareholders of Oppenheimer California Tax-Exempt Fund (the "Fund") will be held at 3410 South Galena Street, Denver, Colorado, 80231, at 10:00 A.M., Denver time, on September 12, 1995, or any adjournments thereof (the "Meeting"), for the following purposes:

   (a) To approve the Fund's Class B 12b-1 Distribution and Service Plan and Agreement (The Proposal); and

   (b) To transact such other business as may properly come before the Meeting.

Class B shareholders of record at the close of business on July 14, 1995 are entitled to notice of, and to vote, at the Meeting. The Fund offers Class A shares in addition to Class B shares. Class A shareholders of the Fund are not eligible to vote on the Proposal and the vote of such shareholders is not being solicited hereby. The Proposal is more fully discussed in the accompanying Proxy Statement. Please read it carefully before telling us, through your proxy or in person, how you wish your shares to be voted. The Board of Trustees of the Fund recommends a vote in favor of the Proposal. WE URGE YOU TO MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY.

By Order of the Board of Trustees,


Andrew J. Donohue, Secretary
July 24, 1995
_______________________________________________________________________
Shareholders who do not expect to attend the Meeting are asked to indicate voting instructions on the enclosed proxy and to date, sign and return it in the accompanying postage-paid envelope. To avoid unnecessary duplicate mailings, we ask your cooperation in promptly mailing your proxy no matter how large or small your holdings may be.

OPPENHEIMER CALIFORNIA TAX-EXEMPT FUND
Two World Trade Center, New York, New York 10048-0203

PROXY STATEMENT

Meeting Of Shareholders
To Be Held September 12, 1995

This proxy statement is being furnished to the Class B shareholders of Oppenheimer California Tax-Exempt Fund (the "Fund") in connection with the solicitation by the Fund's Board of Trustees of proxies to be used at a meeting of the Class B shareholders of the Fund to be held at 3410 South Galena Street, Denver, Colorado, 80231, at 10:00 A.M., Denver time, on September 12, 1995, or any adjournments thereof (the "Meeting"). It is expected that the mailing of this proxy statement will be made on or about August 4, 1995.

Subject to the authority of the Fund's Board of Trustees, Oppenheimer Management Corporation (the "Manager") is responsible for the day-to-day management of the Fund's business pursuant to its investment advisory agreement with the Fund. Oppenheimer Funds Distributor, Inc. (the "Distributor"), a wholly owned subsidiary of the Manager, is the general distributor of the Fund's shares. Both the Manager and the Distributor are located at Two World Trade Center, New York, New York 10048-0203. For a free copy of the annual report covering the operations of the Fund for the fiscal year ended December 31, 1994, call Oppenheimer Shareholder Services, the Fund's transfer agent, at 1-800-525-7048.

The enclosed proxy, if properly executed and returned, will be voted (or counted as an abstention or withheld from voting) in accordance with the choices specified thereon, and will be included in determining whether there is a quorum to conduct the Meeting. The proxy will be voted in favor of the Proposal unless a choice is indicated to vote against or to abstain from voting on the Proposal. Shares owned of record by broker-dealers for the benefit of their customers ("street account shares") will be voted by the broker-dealer based on instructions received from its customers. If no instructions are received, the broker-dealer may (if permitted under applicable stock exchange rules) as record holder vote such shares on the Proposal in the same proportion as that broker-dealer votes street account shares for which voting instructions were received in time to be voted.

If a shareholder executes and returns a proxy but fails to indicate how the votes should be cast, the proxy will be voted in favor of the Proposal.

The proxy may be revoked at any time prior to the voting by: (1) writing to the Secretary of the Fund at Two World Trade Center, New York, New York 10048-0203; (2) attending the Meeting and voting in person; or (3) signing and returning a new proxy (if returned and received in time to be voted).

The cost of printing and distributing these proxy materials is an expense of the Fund. In addition to the solicitation of proxies by mail, proxies may be solicited by officers or employees of the Fund's transfer agent, personally or by telephone; any expenses so incurred will also be borne by the Fund's transfer agent. Proxies may also be solicited by a proxy solicitation firm hired at the Fund's expense for such purpose. Brokers, banks and other fiduciaries may be required to forward soliciting material to their principals and to obtain authorization for the execution of proxies. For those services they will be reimbursed by the Fund for their out-of-pocket expenses.

Class B Shares Outstanding and Entitled to Vote. As of July 14, 1995, the record date, there were 2,395,786.247 Class B shares of the Fund issued and outstanding. Each Class B share of the Fund has voting rights as stated in this proxy statement and is entitled to one vote for each share (and a fractional vote for a fractional share) held of record at the close of business on the record date. Class A shareholders of the Fund are not eligible to vote on the Proposal and the vote of such shareholders is not being solicited hereby.

Share Ownership Information. As of July 14, 1995, no entity owned or was known by the management of the Fund to be the beneficial owner of 5% or more of the outstanding Class A or Class B shares of the Fund. As of July 14, 1995, no Trustee or officer of the Fund owned any Class A or Class
B shares of the Fund.

APPROVAL OF THE FUND'S CLASS B 12b-1 DISTRIBUTION
AND SERVICE PLAN AND AGREEMENT
(The Proposal)


Class B shares of the Fund were first offered to the public on May 1, 1993. At that time, the Fund had adopted a Distribution Plan and Agreement for Class B shares pursuant to Rule 12b-1 of the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Plan provided for payment by the Fund to the Distributor of a service fee of up to 0.25% per annum and an asset-based sales charge of up to 0.75% per annum on Class B shares outstanding for six years or less, in each case on the basis of average annual net assets, to compensate the Distributor and certain brokers, dealers, banks and other persons and entities (collectively, "Recipients") for providing distribution assistance and administrative support services. In June of 1993, the Fund's Board of Trustees, including a majority of the Independent Trustees (as defined below), approved amendments to that Plan to recharacterize it as a distribution and service plan and agreement in conformity with the National Association of Securities Dealers, Inc. ("NASD") Rule. In February of 1994, that distribution and service plan and agreement was further amended by the Board of Trustees (as amended, the "Current Plan") to eliminate a provision that had required the Fund to continue to make payments to the Distributor for its previously expended distribution expenses, although continuation of such payments remained discretionary with the Trustees.

At a meeting of the Fund's Board of Trustees held March 16, 1995, the Manager proposed the adoption of a new Distribution and Service Plan and Agreement (the "Proposed Plan"), which is a "compensation type plan" instead of a "reimbursement type plan." The Fund's Board of Trustees, including a majority of the Trustees who are not "interested persons" (as defined in the Investment Company Act) of the Fund and who have no direct or indirect financial interest in the operation of the Fund's current 12b-1 plans, the Proposed Plan or in any related agreements (the "Independent Trustees"), approved the new Proposed Plan, subject to Class B shareholder approval, and determined to recommend the Proposed Plan for approval by the Class B shareholders of the Fund. A copy of the Proposed Plan is attached hereto as Exhibit A.

Description of the Distribution and Service Plans. Under both the Proposed Plan and the Current Plan, the Fund makes payments to the Distributor in connection with the distribution of Class B shares and the personal service and maintenance of accounts that hold Class B shares. The Fund pays the Distributor an asset-based sales charge of 0.75% per annum on Class B shares outstanding for six years or less, and also pays the Distributor a service fee of 0.25% per annum, each of which is computed on the average annual net assets of Class B shares of the Fund.


Service Fee. Under the Proposed Plan and the Current Plan, the Distributor pays Recipients a service fee of 0.25% for providing administration support services to Class B shareholders and for maintaining shareholder accounts by those Recipients. The services rendered by Recipients may include, but are not limited to, the following: answering routine inquiries from the Recipient's customers concerning the Fund; assisting in the establishment and maintenance of accounts or sub-accounts in the Fund and processing share redemption transactions; making the Fund's investment plans and dividend payment options available; and providing such other information and services in connection with the rendering of personal services and/or the maintenance of accounts, as the Distributor or the Fund may reasonably request.

Service fee payments under the Proposed Plan and the Current Plan by the Distributor to Recipients are made (i) in advance for the first year Class B shares are outstanding, following the purchase of shares, in an amount equal to 0.25% of the net asset value of the shares purchased by the Recipient or its customers and (ii) thereafter, on a quarterly basis, computed as of the close of business each day at an annual rate of 0.25% of the net asset value of Class B shares held in accounts of the Recipient or its customers. In the event Class B shares are redeemed less than one year after the date such shares were sold, the Recipient is obligated to repay to the Distributor on demand a pro rata portion of such advance service fee payments, based on the ratio of the remaining period to one year.

Asset-Based Sales Charge. The Current Plan, a reimbursement type plan, provides that the Fund will pay the Distributor on a monthly basis an asset-based sales charge at an annual rate of 0.75% of the net asset value of Class B shares outstanding to reimburse the Distributor for its expenses in rendering other services in connection with the distribution of the Fund's Class B shares. Under the Current Plan, the distribution assistance and administrative support services rendered by the Distributor in connection with the sales of Class B shares may include: (i) paying sales commissions to any broker, dealer, bank or other institution that sells the Fund's Class B shares; (ii) paying compensation to and expenses of personnel of the Distributor who support distribution of Class B shares by Recipients; (iii) paying or reimbursing the Distributor for interest and other borrowing costs incurred on any unreimbursed expenses carried forward to subsequent fiscal quarters; and (iv) paying certain other distribution expenses.

The Proposed Plan, a compensation type plan, provides that the Fund will pay the Distributor on a monthly basis an asset-based sales charge at an annual rate of 0.75% of the net asset value of Class B shares outstanding to compensate the Distributor for providing distribution assistance in connection with the distribution of the Fund's Class B shares. Under the Proposed Plan, the distribution assistance and administrative support services rendered by the Distributor in connection with the distribution of Class B shares may include: (i) paying service fees and sales commissions to any broker, dealer, bank or other person or entity that sells and services the Fund's Class B shares; (ii) paying compensation to and expenses of personnel of the Distributor who support distribution of Class B shares by Recipients; (iii) obtaining financing or providing such financing from its own resources, or from an affiliate, for interest and other borrowing costs of the Distributor's expenses incurred in rendering distribution assistance for Class B shares; and (iv) paying certain other distribution expenses.

Other distribution assistance rendered by the Distributor and Recipients under either the Current Plan or the Proposed Plan may include, but are not limited to, the following: distributing sales literature and prospectuses other than those furnished to current Class B shareholders, and providing such other information and services in connection with the distribution of Class B shares as the Distributor or the Fund may reasonably request. The Proposed Plan further provides that such other distribution assistance may include distribution assistance and administrative support services rendered in connection with Class B shares acquired (i) by purchase, (ii) in exchange for shares of another investment company for which the Distributor serves as distributor or sub-distributor, or (iii) pursuant to a plan of reorganization to which the Fund is a party.

Under both the Current Plan and the Proposed Plan, the Distributor pays sales commissions from its own resources to Recipients at the time of
sale.   Currently, the Distributor pays sales commissions equal to 3.75%
of the purchase price of Fund shares sold by such Recipient, and advances the first year service fee of 0.25%. Asset-based sales charge payments are designed to permit an investor to purchase shares of the Fund without paying a front-end sales load and at the same time permit the Distributor to compensate Recipients in connection with the sale of Class B shares of the Fund. After the first year Class B shares are outstanding, the Distributor retains the asset-based sales charge. Under the Current Plan, the Distributor uses the asset-based sales charge to recoup the sales commissions it paid, the advances of the service fee payments it made, and its financing costs. The Distributor and the Fund anticipate that under the Current Plan it will take a number of years for the Distributor to recoup the sales commissions paid to Recipients and other distribution-related expenses, from the Fund's payments to the Distributor and from the contingent deferred sales charge deducted from redemption proceeds for Class B shares redeemed before the end of six years after their purchase, as described in the Fund's prospectus. Under the Proposed Plan, the asset-based sales charge is paid to compensate the Distributor for its services, described above, to the Fund. The level of annual payments by the Fund under the Proposed Plan will not increase over the amounts currently paid by the Fund. Under the Proposed Plan, however, over time, the Fund's Proposed Plan payments may exceed the amount which the Fund might pay under the Current Plan. The length of time over which the Fund's payments will continue under the Proposed Plan is not limited by any reimbursement factor, and the Fund's payments may therefore continue for a longer period of time than under the Current Plan, thus potentially increasing the amount of Plan payments.

Additional Information. The Current Plan has the effect of increasing annual expenses of Class B shares of the Fund by up to 1.00% of the class's average annual net assets from what those expenses would otherwise be. The Proposed Plan would have the effect of increasing annual expenses of Class B shares of the Fund by 1.00% of the class's average annual net assets from what those expenses would otherwise be. Payments by the Fund to the Distributor under the Current Plan for the fiscal year ended December 31, 1994 were $165,277 (1.00% of the Fund's average net assets represented by Class B shares during that period), of which the Distributor retained $157,962 as reimbursement for Class B sales commissions and service fee advances, as well as financing costs; the balance was paid to Recipients not affiliated with the Distributor.

If the Class B shareholders approve the Proposal, the Proposed Plan shall, unless terminated as described below, become effective upon shareholder approval and continue in effect until December 31, 1995 and from year to year thereafter only so long as such continuance is specifically approved, at least annually, by the Fund's Board of Trustees and its Independent Trustees by a vote cast in person at a meeting called for the purpose of voting on such continuance. Either the Current Plan or the Proposed Plan may be terminated at any time by a vote of a majority of the Independent Trustees or by a vote of the holders of a "majority" (as defined in the Investment Company Act) of the Fund's outstanding Class B shares. Each Plan may not be amended to increase materially the amount of payments to be made without approval by Class B shareholders. All material amendments must be approved by a majority of the Independent Trustees.

Each of the Proposed Plan and Current Plan provides that while it is in effect, the selection and nomination of those Trustees of the Fund who are not "interested persons" of the Fund is committed to the discretion of the Independent Trustees. This does not prevent the involvement of others in such selection and nomination if the final decision on any such selection or nomination is approved by a majority of the Independent Trustees.

Under either the Current Plan or the Proposed Plan, the Board of Trustees may determine that no payment for service fees will be made to any Recipient in any quarter if the aggregate net asset value of all Fund shares held by the Recipient for itself and its customers did not exceed a minimum amount, if any, that may be fixed from time to time by a majority of the Independent Trustees. Initially, the Board of Trustees has set the fee at the maximum rate and set no minimum amount. Each Plan permits the Distributor and the Manager to make additional distribution payments to Recipients from their own resources (including profits from management fees) at no cost to the Fund. The Distributor and the Manager may, in their sole discretion, increase or decrease the amount of distribution assistance payments they make to Recipients from their own assets.

The Proposed Plan and the Current Plan contain a provision which provides that the Board may allow the Fund to continue payments to the Distributor for Class B shares sold prior to termination of the Plan. Pursuant to this provision, payment of the service fee and the asset-based sales charge could be continued by the Board after termination. Class B shares automatically convert to Class A shares six years after their purchase, and the Class A 12b-1 plan does not provide for an asset-based sales charge.

Analysis of the Proposed Plan by the Board of Trustees. In considering whether to recommend the Proposed Plan for approval, the Board requested and evaluated information it deemed necessary to make an informed determination. The Board considered that the Proposed Plan would eliminate the technical difficulties, discussed below, encountered by the Distributor under the Current Plan. The Board further considered that it would be appropriate to replace the Current Plan with the Proposed Plan based upon the foregoing and the reasonable likelihood that the Proposed Plan benefits the Fund and its Class B shareholders by providing financial incentives to financial intermediaries to attract new Class B shareholders to the Fund and by assisting the efforts of the Fund and the Distributor to service and retain existing shareholders and attract new investors.
The Proposed Plan enables the Fund to be competitive with similar funds, including funds that impose sales charges, provide financial incentives to institutions that direct investors to such funds, and provide shareholder servicing and administrative services.

In its presentation to the Board, the Distributor identified two main difficulties with the Current Plan. These involve accurately tracking certain distribution expenses when exchanges among the funds occur, and the Distributor's inability to recover its distribution-related expenses incurred when funds enter into reorganization agreements. The Distributor advised the Board that the Distributor could not at this time design and implement an expedient and cost-effective accounting system to track expenses of the sales commission, service fee payment and other distribution-related expenses among the funds as exchanges occur. Under a reimbursement type plan, accurate recording of such expenses may be important so that one fund is not burdened with expenses for which it no longer has the assets.

It occasionally happens that, for various reasons, it is desirable for one fund to reorganize into another fund when it is anticipated that such a reorganization will benefit the funds involved. When reorganizations occur, the Distributor currently must write off and thus is unable to recover previously spent, but unrecovered, distribution expenses for the fund which will go out of existence.

The Proposed Plan, a compensation type plan, will eliminate the foregoing difficulties and allow the Distributor to continue to provide exchanges and reorganizations without having to risk the loss of, in some cases, substantial amounts of money previously spent for distribution. The Proposed Plan expressly provides that the distribution and administrative support services under the plan may be rendered in connection with Class B shares issued by the Fund in exchanges for other OppenheimerFunds and in a reorganization with another mutual fund.

The Board also focused on a principal difference between the Proposed Plan and the Current Plan. As described above, the Proposed Plan provides for compensating the Distributor for its distribution efforts rather than reimbursing it for its costs. It is possible for the Fund's Class B 12b-1 payments to be increased or the period during which payments to the Distributor are made extended when such payments are not limited by the Distributor's expenses (including past expenses which were not previously reimbursed, and which were, therefore, carried forward with interest), as under the existing reimbursement-type plan. Under the Current Plan, payments will remain subject to limits imposed on asset-based sales charges by the NASD. The Board also noted that investors who purchase Class B shares of the Fund reasonably expect that they will be paying an asset-based sales charge of 0.75% per annum.

The Board concluded that the Proposed Plan would eliminate the difficulties encountered by the Distributor under the Current Plan in tracking certain distribution expenses when exchanges among funds occur and in recovering distribution-related expenses incurred when the funds reorganize. Accordingly, the Board determined it would be appropriate to replace the Current Plan with the Proposed Plan provided that the Proposed Plan is in the best interests of the Fund and that its adoption has a reasonable likelihood of benefiting the Fund and its Class B shareholders. In this regard the Board considered that it is likely that because the Proposed Plan provides an alternative means for investors to acquire Fund shares without paying an initial sales charge, it will benefit Class B shareholders of the Fund by enabling the Fund to maintain or increase its present asset base in the face of competition from a variety of financial products. The Trustees recognized that payments made pursuant to the Proposed Plan would likely be offset in part by economies of scale associated with the growth of the Fund's assets. With larger assets, the Class B shareholders should benefit as the Proposed Plan should help Fund assets increase to reach breakpoints in the investment advisory fee rate. Costs of shareholder administration and transfer agency operations will be spread among a larger number of shareholders as the Fund grows larger, thereby reducing the Fund's expense ratio. The Manager has advised the Trustees that investing larger amounts of money is made more readily, more efficiently, and at lesser cost to the Fund. The Board found that a positive flow of new investment money is desirable primarily to offset the potentially adverse effects that might result from a pattern of net redemptions. Net cash outflow increases the likelihood that the Fund will have to dispose of portfolio securities for other than investment purposes. Net cash inflow minimizes the need to sell securities to meet redemptions when investment considerations would dictate otherwise, reduces daily liquidity requirements, and may assist in a prompt restructuring of the portfolio without the need to dispose of present holdings.

Stimulation of distribution of mutual fund shares and providing for shareholder services and account maintenance services by payments to a mutual fund's distributor and to brokers, dealers, banks and other financial institutions has become common in the mutual fund industry. Competition among brokers and dealers for these types of payments has intensified. The Trustees concluded that promotion, sale and servicing of mutual fund shares and shareholders through various brokers, dealers, banks and other financial institutions is a successful way of distributing shares of a mutual fund. The Trustees concluded that without an effective means of selling and distributing Fund shares and servicing shareholders and providing account maintenance, expenses may remain higher on a per share basis than those of some competing funds. By providing an alternative means of acquiring Fund shares, the Proposed Plan is designed to stimulate sales by and services from many types of financial institutions.

The Trustees recognize that the Manager will benefit from the Proposed Plan through larger investment advisory fees resulting from an increase in Fund assets, since its fees are based upon a percentage of net assets of the Fund. The Board, including each of the Independent Trustees, determined that the Proposed Plan is in the best interests of the Fund, and that its adoption has a reasonable likelihood of benefiting the Fund and its Class B shareholders. In its annual review of the Proposed Plan, the Board will consider the continued appropriateness of the Distribution and Service Plan, including the level of payments provided for therein.

Vote Required. Pursuant to Rule 12b-1 under the Investment Company Act, an affirmative vote of the holders of a "majority" (as defined in the Investment Company Act) of the Fund's Class B voting securities is required for approval of the Proposed Plan. With respect to such Class
B voting securities, a "majority" vote is defined in the Investment Company Act as the vote of the holders of the lesser of: (i) 67% or more of the voting securities present or represented by proxy at the shareholders meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities. A vote in favor of the Proposal shall be deemed a vote to approve the prior plans and the Proposed Plan. The Board of Trustees recommends a vote in favor of approving this Proposal.


RECEIPT OF SHAREHOLDER PROPOSALS

The Fund is not required to hold shareholder meetings on a regular basis. Special meetings of shareholders may be called from time to time by either the Fund or the shareholders (under special conditions described in the Fund's Statement of Additional Information). Under the proxy rules of the Securities and Exchange Commission, shareholder proposals which meet certain conditions may be included in the Fund's proxy statement and proxy for a particular meeting. Those rules require that for future meetings the shareholder must be a record or beneficial owner of Fund shares with a value of at least $1,000 at the time the proposal is submitted and for one year prior thereto, and must continue to own such shares through the date on which the meeting is held. Another requirement relates to the timely receipt by the Fund of any such proposal. Under those rules, a proposal submitted for inclusion in the Fund's proxy material for the next meeting after the meeting to which this proxy statement relates must be received by the Fund a reasonable time before the solicitation is made. The fact that the Fund receives a proposal from a qualified shareholder in a timely manner does not ensure its inclusion in the proxy material, since there are other requirements under the proxy rules for such inclusion.

OTHER BUSINESS

Management of the Fund knows of no business other than the matter specified above that will be presented at the Meeting. Since matters not known at the time of the solicitation may come before the Meeting, the proxy as solicited confers discretionary authority with respect to such matters as properly come before the Meeting, including any adjournment or adjournments thereof, and it is the intention of the persons named as attorneys-in-fact in the proxy to vote the proxy in accordance with their judgment on such matters.


By Order of the Board of Trustees,


Andrew J. Donohue, Secretary
July 24, 1995



PROXY/31095.1

EXHIBIT A
DISTRIBUTION AND SERVICE PLAN AND AGREEMENT
WITH
OPPENHEIMER FUNDS DISTRIBUTOR, INC.

FOR CLASS B SHARES OF

OPPENHEIMER CALIFORNIA TAX-EXEMPT FUND


DISTRIBUTION AND SERVICE PLAN AND AGREEMENT (the "Plan") dated the ___ day of September, 1995, by and between OPPENHEIMER CALIFORNIA TAX-EXEMPT FUND (the "Fund") and OPPENHEIMER FUNDS DISTRIBUTOR, INC. (the "Distributor").

1. The Plan. This Plan is the Fund's written distribution and service plan for Class B shares of the Fund (the "Shares"), contemplated by Rule 12b-1 (the "Rule") under the Investment Company Act of 1940 (the "1940 Act"), pursuant to which the Fund will compensate the Distributor for its services in connection with the distribution of Shares, and the personal service and maintenance of shareholder accounts that hold Shares ("Accounts"). The Fund may act as distributor of securities of which it is the issuer, pursuant to the Rule, according to the terms of this Plan. The Distributor is authorized under the Plan to pay "Recipients," as hereinafter defined, for rendering (1) distribution assistance in connection with the sale of Shares and/or (2) administrative support services with respect to Accounts. Such Recipients are intended to have certain rights as third-party beneficiaries under this Plan. The terms and provisions of this Plan shall be interpreted and defined in a manner consistent with the provisions and definitions contained in (i) the 1940 Act, (ii) the Rule, (iii) Article III, Section 26, of the Rules of Fair Practice of the National Association of Securities Dealers, Inc., or its successor (the "NASD Rules of Fair Practice") and (iv) any conditions pertaining either to distribution-related expenses or to a plan of distribution, to which the Fund is subject under any order on which the Fund relies, issued at any time by the Securities and Exchange Commission.

2. Definitions. As used in this Plan, the following terms shall have the following meanings:

      (a) "Recipient" shall mean any broker, dealer, bank or other person or entity which: (i) has rendered assistance (whether direct, administrative or both) in the distribution of Shares or has provided administrative support services with respect to Shares held by Customers (defined below) of the Recipient; (ii) shall furnish the Distributor (on behalf of the Fund) with such information as the Distributor shall reasonably request to answer such questions as may arise concerning the sale of Shares; and (iii) has been selected by the Distributor to receive payments under the Plan. Notwithstanding the foregoing, a majority of the Fund's Board of Trustees (the "Board") who are not "interested persons" (as defined in the 1940
      Act) and who have no direct or indirect financial interest in the operation of this Plan or in any agreements relating to this Plan (the "Independent Trustees") may remove any broker, dealer, bank or other person or entity as a Recipient, whereupon such person's or entity's rights as a third-party beneficiary hereof shall terminate.

      (b) "Qualified Holdings" shall mean, as to any Recipient, all Shares owned beneficially or of record by: (i) such Recipient, or (ii) such customers, clients and/or accounts as to which such Recipient is a fiduciary or custodian or co-fiduciary or co-custodian (collectively, the "Customers"), but in no event shall any such Shares be deemed owned by more than one Recipient for purposes of this Plan. In the event that more than one person or entity would otherwise qualify as Recipients as to the same Shares, the Recipient which is the dealer of record on the Fund's books as determined by the Distributor shall be deemed the Recipient as to such Shares for purposes of this Plan.

3.   Payments for Distribution Assistance and Administrative Support
Services.

      (a) The Fund will make payments to the Distributor, (i) within forty-five (45) days of the end of each calendar quarter, in the aggregate amount of 0.0625% (0.25% on an annual basis) of the average during the calendar quarter of the aggregate net asset value of the Shares computed as of the close of each business day (the "Service Fee"), plus (ii) within ten (10) days of the end of each month, in the aggregate amount of 0.0625% (0.75% on an annual basis) of the average during the month of the aggregate net asset value of Shares computed as of the close of each business day (the "Asset-Based Sales Charge") outstanding for six years or less (the "Maximum Holding Period"). Such Service Fee payments received from the Fund will compensate the Distributor and Recipients for providing administrative support services with respect to Accounts. Such Asset-Based Sales Charge payments received from the Fund will compensate the Distributor and Recipients for providing distribution assistance in connection with the sale of Shares.

            The administrative support services in connection with the Accounts to be rendered by Recipients may include, but shall not be limited to, the following: answering routine inquiries concerning the Fund, assisting in the establishment and maintenance of accounts or sub-accounts in the Fund and processing Share redemption transactions, making the Fund's investment plans and dividend payment options available, and providing such other information and services in connection with the rendering of personal services and/or the maintenance of Accounts, as the Distributor or the Fund may reasonably request.

            The distribution assistance in connection with the sale of Shares to be rendered by the Distributor and Recipients may include, but shall not be limited to, the following: distributing sales literature and prospectuses other than those furnished to current holders of the Fund's Shares ("Shareholders"), and providing such other information and services in connection with the distribution of Shares as the Distributor or the Fund may reasonably request.


            It may be presumed that a Recipient has provided distribution assistance or administrative support services qualifying for payment under the Plan if it has Qualified Holdings of Shares to entitle it to payments under the Plan. In the event that either the Distributor or the Board should have reason to believe that, notwithstanding the level of Qualified Holdings, a Recipient may not be rendering appropriate distribution assistance in connection with the sale of Shares or administrative support services for Accounts, then the Distributor, at the request of the Board, shall require the Recipient to provide a written report or other information to verify that said Recipient is providing appropriate distribution assistance and/or services in this regard. If the Distributor or the Board of Trustees still is not satisfied, either may take appropriate steps to terminate the Recipient's status as such under the Plan, whereupon such Recipient's rights as a third-party beneficiary hereunder shall terminate.

      (b) The Distributor shall make service fee payments to any Recipient quarterly, within forty-five (45) days of the end of each calendar quarter, at a rate not to exceed 0.0625% (0.25% on an annual basis) of the average during the calendar quarter of the aggregate net asset value of Shares computed as of the close of each business day, constituting Qualified Holdings owned beneficially or of record by the Recipient or by its Customers for a period of more than the minimum period (the "Minimum Holding Period"), if any, to be set from time to time by a majority of the Independent Trustees.

            Alternatively, the Distributor may, at its sole option, make service fee payments ("Advance Service Fee Payments") to any Recipient quarterly, within forty-five (45) days of the end of each calendar quarter, at a rate not to exceed (i) 0.25% of the average during the calendar quarter of the aggregate net asset value of Shares, computed as of the close of business on the day such Shares are sold, constituting Qualified Holdings sold by the Recipient during that quarter and owned beneficially or of record by the Recipient or by its Customers, plus (ii) 0.0625% (0.25% on an annual basis) of the average during the calendar quarter of the aggregate net asset value of Shares computed as of the close of each business day, constituting Qualified Holdings owned beneficially or of record by the Recipient or by its Customers for a period of more than one
      (1) year, subject to reduction or chargeback so that the Advance Service Fee Payments do not exceed the limits on payments to Recipients that are, or may be, imposed by Article III, Section 26, of the NASD Rules of Fair Practice. In the event Shares are redeemed less than one year after the date such Shares were sold, the Recipient is obligated and will repay to the Distributor on demand a pro rata portion of such Advance Service Fee Payments, based on the ratio of the time such shares were held to one (1) year.

            The Advance Service Fee Payments described in part (i) of this paragraph (b) may, at the Distributor's sole option, be made more often than quarterly, and sooner than the end of the calendar quarter. However, no such payments shall be made to any Recipient for any such quarter in which its Qualified Holdings do not equal or exceed, at the end of such quarter, the minimum amount ("Minimum Qualified Holdings"), if any, to be set from time to time by a majority of the Independent Trustees.

            A majority of the Independent Trustees may at any time or from time to time decrease and thereafter adjust the rate of fees to be paid to the Distributor or to any Recipient, but not to exceed the rate set forth above, and/or direct the Distributor to increase or decrease the Minimum Holding Period or the Minimum Qualified Holdings. The Distributor shall notify all Recipients of the Minimum Qualified Holdings, Maximum Holding Period and Minimum Holding Period, if any, and the rate of payments hereunder applicable to Recipients, and shall provide each Recipient with written notice within thirty (30) days after any change in these provisions. Inclusion of such provisions or a change in such provisions in a revised current prospectus shall constitute sufficient notice. The Distributor may make Plan payments to any "affiliated person" (as defined in the 1940 Act) of the Distributor if such affiliated person qualifies as a Recipient.

      (c) The Service Fee and the Asset-Based Sales Charge on Shares are subject to reduction or elimination of such amounts under the limits to which the Distributor is, or may become, subject under Article III, Section 26, of the NASD Rules of Fair Practice. The distribution assistance and administrative support services to be rendered by the Distributor in connection with the Shares may include, but shall not be limited to, the following: (i) paying sales commissions to any broker, dealer, bank or other person or entity that sells Shares, and/or paying such persons Advance Service Fee Payments in advance of, and/or greater than, the amount provided for in Section 3(b) of this Agreement; (ii) paying compensation to and expenses of personnel of the Distributor who support distribution of Shares by Recipients; (iii) obtaining financing or providing such financing from its own resources, or from an affiliate, for the interest and other borrowing costs of the Distributor's unreimbursed expenses incurred in rendering distribution assistance and administrative support services to the Fund; (iv) paying other direct distribution costs, including without limitation the costs of sales literature, advertising and prospectuses (other than those furnished to current Shareholders) and state "blue sky" registration expenses; and (v) any service rendered by the Distributor that a Recipient may render pursuant to part (a) of this Section 3. Such services include distribution assistance and administrative support services rendered in connection with Shares acquired (i) by purchase, (ii) in exchange for shares of another investment company for which the Distributor serves as distributor or sub-distributor, or (ii) pursuant to a plan of reorganization to which the Fund is a party. In the event that the Board should have reason to believe that the Distributor may not be rendering appropriate distribution assistance or administrative support services in connection with the sale of Shares, then the Distributor, at the request of the Board, shall provide the Board with a written report or other information to verify that the Distributor is providing appropriate services in this regard.

      (d) Under the Plan, payments may be made to Recipients: (i) by Oppenheimer Management Corporation ("OMC") from its own resources (which may include profits derived from the advisory fee it receives from the Fund), or (ii) by the Distributor (a subsidiary of OMC), from its own resources, from Asset-Based Sales Charge payments or from its borrowings.

      (e) Notwithstanding any other provision of this Plan, this Plan does not obligate or in any way make the Fund liable to make any payment whatsoever to any person or entity other than directly to the Distributor. In no event shall the amounts to be paid to the Distributor exceed the rate of fees to be paid by the Fund to the Distributor set forth in paragraph (a) of this section 3.

4. Selection and Nomination of Trustees. While this Plan is in effect, the selection and nomination of those persons to be Trustees of the Fund who are not "interested persons" of the Fund ("Disinterested Trustees") shall be committed to the discretion of such Disinterested Trustees. Nothing herein shall prevent the Disinterested Trustees from soliciting the views or the involvement of others in such selection or nomination if the final decision on any such selection and nomination is approved by a majority of the incumbent Disinterested Trustees.

5. Reports. While this Plan is in effect, the Treasurer of the Fund shall provide written reports to the Fund's Board for its review, detailing services rendered in connection with the distribution of the Shares, the amount of all payments made and the purpose for which the payments were made. The reports shall be provided quarterly, and shall state whether all provisions of Section 3 of this Plan have been complied with.

6. Related Agreements. Any agreement related to this Plan shall be in writing and shall provide that: (i) such agreement may be terminated at any time, without payment of any penalty, by a vote of a majority of the Independent Trustees or by a vote of the holders of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities of the Class, on not more than sixty days written notice to any other party to the agreement; (ii) such agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act); (iii) it shall go into effect when approved by a vote of the Board and its Independent Trustees cast in person at a meeting called for the purpose of voting on such agreement; and (iv) it shall, unless terminated as herein provided, continue in effect from year to year only so long as such continuance is specifically approved at least annually by a vote of the Board and its Independent Trustees cast in person at a meeting called for the purpose of voting on such continuance.

7. Effectiveness, Continuation, Termination and Amendment. This Plan has been approved by a vote of the Board and its Independent Trustees cast in person at a meeting called on March 16, 1995, for the purpose of voting on this Plan, and shall take effect after approval by the Class B shareholders of the Fund, at which time it shall replace the Fund's Distribution and Service Plan and Agreement dated February 10, 1994. Unless terminated as hereinafter provided, it shall continue in effect until December 31, 1995 and from year to year thereafter or as the Board may otherwise determine only so long as such continuance is specifically approved at least annually by a vote of the Board and its Independent Trustees cast in person at a meeting called for the purpose of voting on such continuance. This Plan may not be amended to increase materially the amount of payments to be made without approval of the Class B Shareholders, in the manner described above, and all material amendments must be approved by a vote of the Board and of the Independent Trustees. This Plan may be terminated at any time by vote of a majority of the Independent Trustees or by the vote of the holders of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities of the Class. In the event of such termination, the Board and its Independent Trustees shall determine whether the Distributor shall be entitled to payment from the Fund of all or a portion of the Service Fee and/or the Asset-Based Sales Charge in respect of Shares sold prior to the effective date of such termination.

8. Disclaimer of Shareholder and Trustee Liability. The Distributor understands that the obligations of the Fund under this Plan are not binding upon any Trustee or shareholder of the Fund personally, but bind only the Fund and the Fund's property. The Distributor represents that it has notice of the provisions of the Declaration of Trust of the Fund disclaiming shareholder and Trustee liability for acts or obligations of the Fund.

                                 OPPENHEIMER CALIFORNIA TAX-EXEMPT FUND


                                 By:/s/ Robert G. Zack
                                     Robert G. Zack, Assistant Secretary


                                 OPPENHEIMER FUNDS DISTRIBUTOR, INC.


                                 By:/s/ Katherine P. Feld
                                     Katherine P. Feld, Vice President
                                       & Secretary